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                                                                    EXHIBIT 23.4



                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated January 15, 2000 to the Board of Directors of ScanSoft, Inc. included as Annex F to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Caere Corporation with a wholly-owned subsidiary of ScanSoft, Inc., and to the references to such opinion in such Prospectus/Proxy Statement under the caption "APPROVAL OF THE MERGER AND RELATED TRANSACTIONS--Opinion of ScanSoft's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                              By /s/ JOHN C. GRIFFITH
                                 -----------------------------
                              Name: John C. Griffith
                              Title: Vice President, Investment Banking

New York, New York
February 9, 2000